UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Item 8.01 of this report is incorporated by reference in this Item 2.04. In addition, to the extent required by Item 2.04 of Form 8-K, the First Supplemental Indenture between Agilent Technologies, Inc. (“Agilent”) and U.S. Bank National Association, dated October 29, 2007 (the “Indenture”), which was filed as Exhibit 4.01 to a Form 8-K filed by Agilent on October 26, 2007, is incorporated by reference in this Item 2.04 pursuant to General Instruction B.3 of Form 8-K. On September 19, 2014, Agilent elected to call for partial redemption $500 million of its $600 million outstanding 6.5% Senior Notes due November 2017 (the “Notes”) and a notice of redemption has been sent by U.S. Bank National Association, the trustee for the Notes, to all registered holders of the Notes. As of September 19, 2014, the aggregate outstanding principal amount of Notes was $600 million. The redemption price for the Notes is equal to the sum of the principal amount of the Notes outstanding, a make-whole premium which is calculated 3 business days prior to the redemption date in accordance with the Indenture, and accrued and unpaid interest to, but excluding, October 20, 2014, which is the date of redemption. Upon the partial redemption by Agilent of its Notes, $100 million of the Notes will remain outstanding. Agilent does not expect to incur any early termination penalties in connection with the redemption of the Notes.

Item 8.01. Other Events.

Agilent issued a press release on September 19, 2014, announcing its election to call the Notes for partial redemption. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 19, 2014, announcing Agilent’s election to call the Notes for partial redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: September 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 19, 2014, announcing Agilent’s election to call the Notes for partial redemption.

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